SUPPLEMENTAL OPERATING & FINANCIAL DATA Q1 2017 an S&P 500 company S&P High Yield Dividend Aristocrats® index member Exhibit 99.2

Table Of Contents 2 Q1 2017 Supplemental Operating & Financial Data This Supplemental Operating & Financial Data should be read in connection with the company's first quarter 2017 earnings press release (included as Exhibit 99.1 of the company's Current Report on Form 8-K, filed on April 25, 2017) as certain disclosures, definitions, and reconciliations in such announcement have not been included in this Supplemental Operating & Financial Data. Corporate Overview 3 Financial Summary Consolidated Statements Of Income 4 Funds From Operations (FFO) 5 Adjusted Funds From Operations (AFFO) 6 Consolidated Balance Sheets 7 Debt Summary 8 Debt Maturities 9 Capitalization & Financial Ratios 10 EBITDA & Coverage Ratios 11 Debt Covenants 12 Transaction Summary Investment Summary 13 Disposition Summary 14 Development Pipeline 15 Real Estate Portfolio Summary Tenant Diversification 16 Industry Diversification 17 Geographic Diversification 19 Property Type Composition 20 Same Store Rental Revenue 21 Leasing Data Occupancy 22 Leasing Activity 23 Expirations 24 Earnings Guidance 25 Analyst Coverage 26

Senior Management John P. Case, Chief Executive Officer Sumit Roy, President and Chief Operating Officer Paul M. Meurer, Executive VP, Chief Financial Officer and Treasurer Michael R. Pfeiffer, Executive VP, General Counsel and Secretary Neil M. Abraham, Executive VP, Chief Investment Officer Credit Ratings Standard & Poor’s BBB+ Positive Outlook Moody's Baa1 Positive Outlook Fitch BBB+ Stable Outlook Dividend Information as of April 2017  Current annualized dividend of $2.532 per share  Compound average annual dividend growth rate of approximately 4.7%  562 consecutive monthly dividends declared  78 consecutive quarterly dividend increases Corporate Headquarters 11995 El Camino Real San Diego, California 92130 Phone: (858) 284-5000 Website: www.realtyincome.com Transfer Agent Wells Fargo Shareowner Services Phone: (877) 218-2434 Email: stocktransfer@wellsfargo.com Website: www.shareowneronline.com Corporate Profile Realty Income, The Monthly Dividend Company®, is an S&P 500 company dedicated to providing stockholders with dependable monthly dividends that increase over time. The monthly dividends are supported by the cash flow generated from real estate owned under long-term, net lease agreements with regional and national commercial tenants. The company has in-house acquisition, portfolio management, asset management, real estate research, credit research, legal, finance and accounting, information technology, and capital markets capabilities. Over the past 48 years, Realty Income has been acquiring and managing freestanding commercial properties that generate rental revenue under long-term, net lease agreements. Portfolio Overview At March 31, 2017, we owned a diversified portfolio of 4,980 properties located in 49 states and Puerto Rico, with over 84 million square feet of leasable space. Our properties are leased to 250 different commercial tenants doing business in 47 separate industries. Approximately 80% of our quarterly rental revenues were generated from retail properties, 13% from industrial properties, and the remaining 7% were from other property types. Our physical occupancy rate as of March 31, 2017 was 98.3%, with a weighted average remaining lease term of 9.7 years. Common Stock Our Common Stock is traded on the New York Stock Exchange under the symbol "O" Corporate Overview 3 Q1 2017 Supplemental Operating & Financial Data March 31, 2017 Closing price $ 59.53 Shares and units outstanding 273,456,690 Market value of common equity $ 16,278,877,000 Total market capitalization $ 22,140,515,000

Consolidated Statements Of Income (dollars in thousands, except per share amounts) 4 Q1 2017 Supplemental Operating & Financial Data (unaudited) Three months ended March 31, 2017 2016 REVENUE Rental $ 285,821 $ 256,801 Tenant reimbursements 11,229 9,105 Other 975 1,210 Total revenue 298,025 267,116 EXPENSES Depreciation and amortization 121,097 107,933 Interest 59,305 60,678 General and administrative 13,565 12,318 Property (including reimbursable) 19,075 15,105 Income taxes 1,047 964 Provisions for impairment 5,433 1,923 Total expenses 219,522 198,921 Gain on sales of real estate 10,532 2,289 Net income 89,035 70,484 Net income attributable to noncontrolling interests (165) (241) Net income attributable to the Company 88,870 70,243 Preferred stock dividends (3,911) (6,770) Excess of redemption value over carrying value of preferred shares subject to redemption (13,373) - Net income available to common stockholders $ 71,586 $ 63,473 Net income available to common stockholders per common share: Basic and diluted $ 0.27 $ 0.25

Funds From Operations (FFO) (dollars in thousands, except per share amounts) 5 Q1 2017 Supplemental Operating & Financial Data The following is a reconciliation of net income available to common stockholders (which we believe is the most comparable GAAP measure) to FFO. Also presented is information regarding distributions paid to common stockholders and the weighted average number of common shares used for the basic and diluted FFO per share computations. We define FFO, a non-GAAP measure, consistent with the National Association of Real Estate Investment Trusts’ (NAREIT’s) definition, as net income available to common stockholders, plus depreciation and amortization of real estate assets, plus impairments of real estate assets, and reduced by gains on property sales. Presentation of the information regarding FFO and AFFO (described on page 6) is intended to assist the reader in comparing the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and AFFO in the same way, so comparisons with other REITs may not be meaningful. FFO and AFFO should not be considered as alternatives to reviewing our cash flows from operating, investing, and financing activities. In addition, FFO and AFFO should not be considered as measures of liquidity, of our ability to make cash distributions, or of our ability to pay interest payments. Three months ended March 31, 2017 2016 Net income available to common stockholders $ 71,586 $ 63,473 Depreciation and amortization 121,097 107,933 Depreciation of furniture, fixtures and equipment (157) (193) Provisions for impairment 5,433 1,923 Gain on sales of real estate (10,532) (2,289) FFO adjustments allocable to noncontrolling interests (214) (218) FFO available to common stockholders $ 187,213 $ 170,629 FFO per common share, basic and diluted $ 0.71 $ 0.68 Distributions paid to common stockholders $ 162,506 $ 147,345 FFO available to common stockholders in excess of distributions paid to common stockholders $ 24,707 $ 23,284 Weighted average number of common shares used for FFO per share computations: Basic 263,340,491 250,173,815 Diluted 263,934,304 250,381,001

Adjusted Funds From Operations (AFFO) (dollars in thousands, except per share amounts) 6 Q1 2017 Supplemental Operating & Financial Data The following is a reconciliation of net income available to common stockholders (which we believe is the most comparable GAAP measure) to FFO and AFFO. Also presented is information regarding distributions paid to common stockholders and the weighted average number of common shares used for the basic and diluted AFFO per share computations. We define AFFO as FFO adjusted for unique revenue and expense items, which the company believes are not as pertinent to the measurement of the company’s ongoing operating performance. Most companies in our industry use a similar measurement to AFFO, but they may use the term "CAD" (for Cash Available for Distribution) or "FAD" (for Funds Available for Distribution). Three months ended March 31, 2017 2016 Net income available to common stockholders $ 71,586 $ 63,473 Cumulative adjustments to calculate FFO (1) 115,627 107,156 FFO available to common stockholders 187,213 170,629 Excess of redemption value over carrying value of Class F preferred share redemption 13,373 - Amortization of share-based compensation 2,753 2,605 Amortization of deferred financing costs 1,487 1,299 Amortization of net mortgage premiums (630) (1,101) (Gain) loss on interest rate swaps (1,330) 5,778 Leasing costs and commissions (410) (191) Recurring capital expenditures (341) (72) Straight-line rent (3,283) (5,151) Amortization of above and below-market leases 2,432 2,052 Other adjustments 72 70 AFFO available to common stockholders $ 201,336 $ 175,918 AFFO per common share, basic and diluted $ 0.76 $ 0.70 Distributions paid to common stockholders $ 162,506 $ 147,345 AFFO available to common stockholders in excess of distributions paid to common stockholders $ 38,830 $ 28,573 Weighted average number of common shares used for AFFO per share computations: Basic 263,340,491 250,173,815 Diluted 264,022,486 250,381,001 (1) See reconciling items for FFO presented under "Funds from Operations (FFO).”

Consolidated Balance Sheets (dollars in thousands , except per share amounts) 7 Q1 2017 Supplemental Operating & Financial Data March 31, 2017 December 31, 2016 ASSETS (unaudited) Real estate, at cost: Land $ 3,832,452 $ 3,752,204 Buildings and improvements 10,327,309 10,112,212 Total real estate, at cost 14,159,761 13,864,416 Less accumulated depreciation and amortization (2,075,711) (1,987,200) Net real estate held for investment 12,084,050 11,877,216 Real estate held for sale, net 11,790 26,575 Net real estate 12,095,840 11,903,791 Cash and cash equivalents 27,598 9,420 Accounts receivable, net 103,759 104,584 Acquired lease intangible assets, net 1,108,096 1,082,320 Goodwill 15,036 15,067 Other assets, net 71,857 37,689 Total assets $ 13,422,186 $ 13,152,871 LIABILITIES AND EQUITY Distributions payable $ 57,885 $ 55,235 Accounts payable and accrued expenses 86,638 121,156 Acquired lease intangible liabilities, net 268,486 264,206 Other liabilities 122,078 85,616 Preferred shares subject to mandatory redemption 408,750 - Line of credit payable - 1,120,000 Term loans, net 319,200 319,127 Mortgages payable, net 463,332 466,045 Notes payable, net 4,641,094 3,934,433 Total liabilities $ 6,367,463 $ 6,365,818 Stockholders' equity: Preferred stock and paid in capital, par value $0.01 per share, 69,900,000 shares authorized, no shares issued and outstanding $ - $ 395,378 as of March 31, 2017 and 16,350,000 issues and outstanding as of December 31, 2016, liquidation preference $25.00 per share Common stock and paid in capital, par value $0.01 per share, 370,100,000 shares authorized, 273,051,486 shares issued and outstanding as of March 31, 2017 and 260,168,259 shares issued and outstanding as of December 31, 2016 8,987,933 8,228,594 Distributions in excess of net income (1,952,990) (1,857,168) Total stockholders' equity 7,034,943 6,766,804 Noncontrolling interests 19,780 20,249 Total equity 7,054,723 6,787,053 Total liabilities and equity $ 13,422,186 $ 13,152,871

Debt Summary (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

	Maturity Date	Principal Balance as of March 31, 2017	% of Debt	Interest Rate as of March 31, 2017	Weighted Average Years until Maturity
Credit Facility					
Credit Facility [1]	June 30, 2019	$ -	-	-	2.2 years
Unsecured Term Loans					
Term Loan - Tau [2]	January 21, 2018	70,000	1.3%	1.99%	0.8 years
Term Loan - Realty Income [3]	June 30, 2020	250,000	4.6%	1.93%	3.2 years
	Principal amount	320,000	5.9%	1.94%	2.7 years
Deferred financing costs		(800)			
	Carrying value	319,200			
Senior Unsecured Notes and Bonds					
5.375% Notes due 2017	September 15, 2017	175,000	3.2%	5.38%	
2.000% Notes due 2018	January 31, 2018	350,000	6.4%	2.00%	
6.750% Notes due 2019	August 15, 2019	550,000	10.1%	6.75%	
5.750% Notes due 2021	January 15, 2021	250,000	4.6%	5.75%	
3.250% Notes due 2022	October 15, 2022	450,000	8.2%	3.25%	
4.650% Notes due 2023	August 1, 2023	750,000	13.8%	4.65%	
3.875% Notes due 2024	July 15, 2024	350,000	6.4%	3.88%	
4.125% Notes due 2026	October 15, 2026	650,000	11.9%	4.13%	
3.000% Notes due 2027	January 15, 2027	600,000	11.0%	3.00%	
5.875% Bonds due 2035	March 15, 2035	250,000	4.6%	5.88%	
4.650% Notes due 2047	March 15, 2047	300,000	5.5%	4.65%	
	Principal amount	4,675,000	85.7%	4.37%	8.1 years
Unamortized discounts and deferred financing costs		(33,906)			
	Carrying value	4,641,094			
Mortgages Payable					
36 mortgages on 127 properties	April 2017 - June 2032	457,888 [4]	8.4%	4.90%	3.7 years
Unamortized premiums and deferred financing costs		5,444			
	Carrying value	463,332			
	TOTAL DEBT $	**5,452,888** [5]		**4.27%**	**7.4 years**

Fixed Rate $	**5,414,716**	**99%**
Variable Rate $	**38,172**	**1%**

(1) We have a $2.0 billion unsecured acquisition credit facility with an initial term that expires in June 2019. It includes, at our election, two six-month extension options, at a cost of 0.075% of the facility commitment, or $1.5 million per option. The credit facility also has a $1.0 billion expansion option. As of March 31, 2017, we had no outstanding balance and $2.0 billion was available on the credit facility.

(2) Borrowing under the term loan bears interest at the current one month LIBOR, plus 1.20%. We have an interest rate swap which essentially fixes our per annum interest rate on the term loan at 2.15%.

(3) Borrowing under the term loan bears interest at the current one month LIBOR, plus 0.95%. We have an interest rate swap which essentially fixes our per annum interest rate on the term loan at 2.67%.

(4) The mortgages payable are at fixed interest rates, except for mortgages totaling $38.2 million as of March 31, 2017.

(5) Excludes non-cash unamortized original issuance discounts recorded on the senior unsecured notes and bonds, as well as non-cash unamortized premiums recorded on the mortgages payable, and deferred financing costs on the term loans, notes and bonds, and mortgages payable.

Q1 2017 Supplemental Operating & Financial Data 8

Debt Maturities (dollars in millions) 9 Q1 2017 Supplemental Operating & Financial Data Debt Maturities Year of Credit Term Mortgages Senior Unsecured Weighted Average Maturity Facility Loan Payable Notes and Bonds Total Interest Rate 2017 $ - $ - $ 101.1 $ 175.0 $ 276.1 5.42% 2018 - 70.0 21.9 350.0 441.9 2.14% 2019 - - 42.3 550.0 592.3 6.48% 2020 - 250.0 82.4 - 332.4 2.69% 2021 - - 66.9 250.0 316.9 5.67% Thereafter - - 143.3 3,350.0 3,493.3 4.10% Totals $ - $ 320.0 $ 457.9 $ 4,675.0 $ 5,452.9 Mortgages Payable Maturities by Quarter Year of First Second Third Fourth Weighted Average Maturity Quarter Quarter Quarter Quarter Total Interest Rate 2017 $ - $ 53.4 $ 23.0 $ 24.7 $ 101.1 5.49% 2018 1.3 12.1 1.2 7.3 21.9 4.86% 2019 1.3 1.2 17.0 22.8 42.3 3.00% 2020 1.2 1.2 12.6 67.4 82.4 4.98% 2021 18.2 17.7 30.7 0.3 66.9 5.35% Thereafter - - - - 143.3 4.79% Totals $ 22.0 $ 85.6 $ 84.5 $ 122.5 $ 457.9

Capital Structure as of March 31, 2017 Capitalization & Financial Ratios (dollars in thousands , except per share amounts) 10 Q1 2017 Supplemental Operating & Financial Data Liquidity as of March 31, 2017 Cash on Hand $ 27,598 Availability under Credit Facility (3) 2,000,000 $ 2,027,598 (3) As of April 7, 2017, we had a borrowing capacity of $1.62 billion available on our credit facility after borrowing $380 million to redeem all the outstanding shares of our Class F Preferred Stock. Capitalization as of March 31, 2017 Principal Debt Balance Credit Facility $ - Unsecured Term Loans 320,000 Senior Unsecured Notes and Bonds 4,675,000 Class F Preferred Shares Subject to Mandatory Redemption 408,750 Mortgages Payable 457,888 Total Debt $ 5,861,638 Equity Shares / Units Stock Price Market Value Common Stock (NYSE: O) 273,051,486 $ 59.53 $ 16,254,755 Common Units (1) 405,204 $ 59.53 24,122 Total Equity $ 16,278,877 Total Market Capitalization (2) $ 22,140,515 Debt/Total Market Capitalization (2) 26.5% (1) Common units are exchangeable into cash or common stock at our option at a conversion ratio of 1:1, subject to certain exceptions. (2) Our enterprise value was $22,112,917 (total market capitalization less cash on hand). The percentages for both debt to enterprise value as well as debt and preferred stock to enterprise value are materially consistent with those presented for total market capitalization. Dividend Data Year-over-Year Q1 2017 Q1 2016 Growth Rate Common Dividend Paid per Share $ 0.624 $ 0.588 6.1% AFFO per Share (diluted) $ 0.76 $ 0.70 8.6% AFFO Payout Ratio 82.1% 84.0% Debt 26.5% Common Stock 73.5%

EBITDA & Coverage Ratios (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

Reconciliation of Net Income to EBITDA (1)

		Three months ended March 31, 2017
Net income	$	89,035
Interest		59,305
Income taxes		1,047
Depreciation and amortization		121,097
Impairment loss		5,433
Gain on sales of real estate		(10,532)
Quarterly EBITDA	$	265,385
Annualized EBITDA	$	1,061,540
Debt/EBITDA		5.5

(1) EBITDA, a non-GAAP measure, means, for the most recent quarter, annualized earnings (net income) before (i) interest expense, including non-cash loss (gain) on swaps, (ii) income and franchise taxes, (iii) real estate depreciation and amortization, (iv) impairment losses, and (v) gain on sales. Our EBITDA may not be comparable to EBITDA reported by other companies that interpret the definitions of EBITDA differently than we do. Management believes EBITDA to be a meaningful measure of a REIT's performance because it is widely followed by industry analysts, lenders and investors. The ratio of our total debt to EBITDA is also used to determine vesting of performance share awards granted to our executive officers. EBITDA should be considered along with, but not as an alternative to, net income as a measure of our operating performance. Our ratio of debt to EBITDA, which is used by management as a measure of leverage, is calculated by annualizing quarterly EBITDA and then dividing by our total debt per the consolidated balance sheet.

(2) Refer to footnote 1 on page 12 for a detailed description of the calculation of debt service coverage.

(3) Pro forma debt service coverage and fixed charge coverage ratios assume that the redemption of the Class F preferred stock occurred on March 31, 2017 using available cash and borrowings on our line of credit, assuming annualized interest expense on our line of credit at the rate available to us on March 31, 2017.

(4) Fixed charge coverage is calculated in exactly the same manner as the debt service coverage (which is calculated on page 12), except that preferred stock dividends are also added to the denominator.

Debt Service Coverage (2)



5.5
5.0
4.5
4.0
3.5
3.0
2.5
2.0
1.5
1.0
0.5
0.0
4.6
4.7
5.0
4.8
4.1
4.5
Q1 2016
Q2 2016
Q3 2016
Q4 2016
Q1 2017
Pro forma(3) Q1 2017

Fixed Charge Coverage (4)



5.5
5.0
4.5
4.0
3.5
3.0
2.5
2.0
1.5
1.0
0.5
0.0
4.1
4.2
4.4
4.2
4.1
4.5
Q1 2016
Q2 2016
Q3 2016
Q4 2016
Q1 2017
Pro forma(3) Q1 2017

Q1 2017 Supplemental Operating & Financial Data 11

Debt Covenants 12 Q1 2017 Supplemental Operating & Financial Data As of March 31, 2017 The following is a summary of the key financial covenants for our senior unsecured notes and bonds, as defined and calculated per their terms. These calculations, which are not based on U.S. GAAP measurements, are presented to investors to show our ability to incur additional debt under the terms of our senior unsecured notes and bonds as well as to disclose our current compliance with such covenants, and are not measures of our liquidity or performance. Required Actuals Limitation on incurrence of total debt  60% of adjusted undepreciated assets 40.9% Limitation on incurrence of secured debt  40% of adjusted undepreciated assets 3.3% Debt service coverage (trailing 12 months) (1)  1.5 x 4.1x Maintenance of total unencumbered assets  150% of unsecured debt 250.0% (1) This covenant is calculated on a pro forma basis for the preceding four-quarter period on the assumptions that: (i) the incurrence of any Debt (as defined in the covenants) incurred by us since the first day of such four-quarter period and the application of the proceeds therefrom (including to refinance other Debt since the first day of such four quarter period), (ii) the repayment or retirement of any of our Debt since the first day of such four-quarter period, and (iii) any acquisition or disposition by us of any asset or group since the first day of such four quarters had in each case occurred on April 1, 2016, and subject to certain additional adjustments. Such pro forma ratio has been prepared on the basis required by that debt service covenant, reflects various estimates and assumptions and is subject to other uncertainties, and therefore does not purport to reflect what our actual debt service coverage ratio would have been had transactions referred to in clauses (i), (ii) and (iii) of the preceding sentence occurred as of April 1, 2016, nor does it purport to reflect our debt service coverage ratio for any future period.

First Quarter 2017 Number of Properties Investment Cash Rents Leasable Square Feet Cash Capitalization Rate (1) Weighted Average Lease Term (Years) New Property Acquisitions (2) 51 $ 365,754 $ 22,190 1,026,428 6.1% 16.5 Properties under Development (3) 9 4,982 382 435,298 7.7% 11.3 Total Real Estate Investments 60 $ 370,736 $ 22,572 1,461,726 6.1% 16.4 Approximately 68% of the annualized revenue generated by these investments is from investment grade tenants (4) (1) Cash capitalization rates are computed as contractual cash net operating income for the first twelve months following the acquisition date, divided by the total cost of the property (including all expenses borne by Realty Income). (2) The new property acquisitions were completed through 11 independent transactions during the first quarter of 2017. (3) Includes investments during the period in new development and development of existing properties. Cash rents noted reflect total cash rents to be received on this investment amount upon completion of the properties under development. (4) Refer to footnote 2 on page 16 for our definition of investment grade tenants. Investment Summary (dollars in thousands) 13 Q1 2017 Supplemental Operating & Financial Data

First Quarter 2017 Number of Properties Original Investment Net Book Value Net Proceeds Cash Capitalization Rate (1) Occupied 2 $ 12,004 $ 9,264 $ 14,831 8.3% Vacant 12 18,718 11,329 16,401 - Total Real Estate Dispositions 14 $ 30,722 $ 20,593 $ 31,232 The unlevered internal rate of return on properties sold during the first quarter was 9.8% Disposition Summary (dollars in thousands) 14 Q1 2017 Supplemental Operating & Financial Data (1) Cash capitalization rates are computed as annualized current month contractual cash net operating income, divided by the net proceeds received upon sale of the property (including all expenses borne by Realty Income).

(1) Includes build-to-suit developments and forward take-out commitments on development properties with leases in place. (2) Estimated rental revenue commencement dates on properties under development are between April 2017 and October 2017. Development Pipeline (dollars in thousands) 15 Q1 2017 Supplemental Operating & Financial Data Retail Number of Properties Investment to Date Remaining Investment Total Commitment Percent Leased (2) New development (1) 2 $ 9,035 $ 8,222 $ 17,257 100% Development of existing properties 1 1,356 456 1,812 100% 3 $ 10,391 $ 8,678 $ 19,069 Non-Retail Number of Properties Investment to Date Remaining Investment Total Commitment Percent Leased (2) New development (1) 1 $ - $ 51,583 $ 51,583 100% Development of existing properties 2 13,392 6,853 20,245 100% 3 $ 13,392 $ 58,436 $ 71,828 Total Number of Properties Investment to Date Remaining Investment Total Commitment Percent Leased (2) New development (1) 3 $ 9,035 $ 59,805 $ 68.840 100% Development of existing properties 3 14,748 7,309 22,057 100% 6 $ 23,783 $ 67,114 $ 90,897

Tenant Diversification

REALTY INCOME
The Monthly Dividend Company®

Top 20 Tenants

Our 20 largest tenants based on percentage of total portfolio annualized rental revenue at March 31, 2017 include the following:

Tenant	Number of Properties	% of Revenue	Investment Grade Ratings (Moody's/S&P/Fitch)
Walgreens	203	6.8%	Baa2/ BBB/ BBB
FedEx	43	5.4%	Baa2/ BBB/ -
Dollar General	524	4.1%	Baa2/ BBB/ -
LA Fitness	47	3.8%	-
Dollar Tree / Family Dollar	457	3.7%	-
AMC Theatres	22	2.6%	-
Circle K (Couche-Tard)	299	2.6%	Baa2/ BBB/ -
Walmart / Sam's Club	39	2.3%	Aa2/ AA/ AA
BJ's Wholesale Clubs	15	2.3%	-
Treasury Wine Estates	17	2.2%	-
Super America / Western Refining	134	1.9%	-
CVS Pharmacy	69	1.9%	Baa1/ BBB+/ -
GPM Investments / Fas Mart	216	1.9%	-
Regal Cinemas	22	1.9%	-
Rite Aid	69	1.8%	-
7-Eleven	111	1.8%	Baa1/ AA-/ -
Life Time Fitness	9	1.8%	-
TBC Corporation (Sumitomo)	158	1.6%	Baa1/ A-/ -
Kroger	11	1.2%	Baa1/ BBB/ BBB
FreedomRoads / Camping World	18	1.2%	-

Average EBITDAR/Rent Ratio on Retail Properties **2.8x** [1]
Median EBITDAR/Rent Ratio on Retail Properties **2.7x** [1]

[1] Based on the analysis of the most recently provided information from retail tenants that provide such information. We do not independently verify the information we receive from our retail tenants.

Investment Grade Tenants [2] :

Number of Properties	1,991
Percentage of Annualized Rents	45%
Percentage of Leases with Rental Increases, Based on Revenue	74%


30%
50%
5%
15%
Investment Grade, Retail
Non-Investment Grade or Non-Rated, Retail
Investment Grade, Non-Retail
Non-Investment Grade or Non-Rated, Non-Retail

[2] We define investment grade tenants as tenants with a credit rating of Baa3/BBB- or higher from one of the three major rating agencies (Moody's/S&P/Fitch). 45% of our annualized rental revenue is generated from properties leased to investment grade tenants, including approximately 8% from properties leased to subsidiaries of investment grade companies. Refer to page 20 for investment grade composition by property type.

Q1 2017 Supplemental Operating & Financial Data 16

Industry Diversification

REALTY INCOME
The Monthly Dividend Company®

	Percentage of Rental Revenue [1]					
	For the Quarter Ended	For the Year Ended				
	March 31, 2017	Dec 31, 2016	Dec 31, 2015	Dec 31, 2014	Dec 31, 2013	Dec 31, 2012
Retail industries						
Apparel stores	1.7	1.9	2.0	2.0	1.9	1.7
Automotive collision services	0.9	1.0	1.0	0.8	0.8	1.1
Automotive parts	1.2	1.3	1.4	1.3	1.2	1.0
Automotive service	1.8	1.9	1.9	1.8	2.1	3.1
Automotive tire services	2.5	2.7	2.9	3.2	3.6	4.7
Book stores	*	*	*	*	*	0.1
Child care	1.9	1.9	2.0	2.2	2.8	4.5
Consumer electronics	0.3	0.3	0.3	0.3	0.3	0.5
Convenience stores	9.9	8.7	9.2	10.1	11.2	16.3
Crafts and novelties	0.5	0.5	0.5	0.5	0.5	0.3
Dollar stores	8.0	8.6	8.9	9.6	6.2	2.2
Drug stores	11.1	11.2	10.6	9.5	8.1	3.5
Education	0.3	0.3	0.3	0.4	0.4	0.7
Entertainment	0.5	0.5	0.5	0.5	0.6	0.9
Equipment services	*	0.1	0.1	0.1	0.1	0.1
Financial services	2.2	1.4	1.3	1.4	1.5	0.2
General merchandise	1.6	1.5	1.4	1.2	1.1	0.6
Grocery stores	3.6	3.1	3.0	3.0	2.9	3.7
Health and fitness	7.5	8.1	7.7	7.0	6.3	6.8
Health care	0.9	0.9	1.0	1.1	1.1	-
Home furnishings	0.8	0.7	0.7	0.7	0.9	1.0
Home improvement	2.4	2.5	2.4	1.7	1.6	1.5
Jewelry	0.1	0.1	0.1	0.1	0.1	-
Motor vehicle dealerships	2.4	1.9	1.6	1.6	1.6	2.1
Office supplies	0.3	0.3	0.3	0.4	0.5	0.8
Pet supplies and services	0.6	0.6	0.7	0.7	0.8	0.6
Restaurants - casual dining	3.8	3.9	3.8	4.3	5.1	7.3
Restaurants - quick service	5.0	4.9	4.2	3.7	4.4	5.9
Shoe stores	0.5	0.5	0.5	0.1	0.1	0.1
Sporting goods	1.6	1.6	1.8	1.6	1.7	2.5
Telecommunications	*	*	-	-	-	-
Theaters	4.6	4.9	5.1	5.3	6.2	9.4
Transportation services	0.1	0.1	0.1	0.1	0.1	0.2
Wholesale clubs	3.3	3.6	3.8	4.1	3.9	3.2
Other	*	*	*	*	0.1	0.1
Retail industries	81.9	81.5	81.1	80.4	79.8	86.7

* Less than 0.1%

[1] Includes rental revenue for all properties owned at the end of each period presented, including revenue from properties reclassified as discontinued operations.

Q1 2017 Supplemental Operating & Financial Data 17

Industry Diversification (Cont’d) 18 Q1 2017 Supplemental Operating & Financial Data * Less than 0.1% (1) Includes rental revenue for all properties owned at the end of each period presented, including revenue from properties reclassified as discontinued operations. Percentage of Rental Revenue (1) For the Quarter Ended For the Year Ended March 31, Dec 31, Dec 31, Dec 31, Dec 31, Dec 31, 2017 2016 2015 2014 2013 2012 Non-retail industries Aerospace 0.9 1.0 1.1 1.2 1.2 0.9 Beverages 2.7 2.6 2.7 2.8 3.3 5.1 Consumer appliances 0.4 0.5 0.6 0.5 0.6 0.1 Consumer goods 0.9 0.9 0.9 0.9 1.0 0.1 Crafts and novelties 0.1 0.1 0.1 0.1 0.1 - Diversified industrial 0.9 0.9 0.8 0.5 0.2 0.1 Electric utilities 0.1 0.1 0.1 0.1 * - Equipment services 0.4 0.5 0.4 0.5 0.4 0.3 Financial services 0.4 0.4 0.4 0.4 0.5 0.4 Food processing 1.1 1.1 1.2 1.4 1.5 1.3 General merchandise 0.2 0.3 0.3 0.3 - - Government services 1.0 1.1 1.2 1.3 1.4 0.1 Health care 0.6 0.6 0.7 0.7 0.8 * Home furnishings 0.1 0.1 0.2 0.2 0.2 - Insurance 0.1 0.1 0.1 0.1 0.1 * Machinery 0.1 0.1 0.1 0.2 0.2 0.1 Other manufacturing 0.8 0.8 0.7 0.7 0.6 - Packaging 0.9 0.8 0.8 0.8 0.9 0.7 Paper 0.1 0.1 0.1 0.1 0.2 0.1 Shoe stores 0.2 0.2 0.2 0.8 0.9 - Telecommunications 0.6 0.6 0.7 0.7 0.7 0.8 Transportation services 5.3 5.4 5.3 5.1 5.3 2.2 Other 0.2 0.2 0.2 0.2 0.1 1.0 Non-retail industries 18.1% 18.5% 18.9% 19.6% 20.2% 13.3 % Totals 100.0% 100.0% 100.0% 100.0% 100.0% 100.0%

Geographic Diversification (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

State	Number of Properties	Percent Leased	Approximate Leasable Square Feet		Rental Revenue for the Quarter Ended March 31, 2017[1]	Percentage of Rental Revenue
Alabama	161	97%	1,416,300	$	5,447	1.9%
Alaska	3	67	275,900		193	0.1
Arizona	109	99	1,626,300		6,447	2.3
Arkansas	55	100	816,500		1,816	0.6
California	184	99	5,324,800		26,778	9.4
Colorado	81	100	1,097,400		4,660	1.6
Connecticut	23	96	531,000		2,545	0.9
Delaware	18	100	93,000		744	0.3
Florida	369	99	4,019,400		16,843	5.9
Georgia	251	98	4,164,700		12,716	4.5
Idaho	12	100	87,000		380	0.1
Illinois	232	99	5,413,600		15,569	5.5
Indiana	171	99	2,105,400		8,537	3.0
Iowa	40	95	2,970,600		4,108	1.4
Kansas	91	97	1,842,900		4,800	1.7
Kentucky	62	98	1,368,400		4,004	1.4
Louisiana	98	97	1,342,500		4,120	1.4
Maine	16	94	178,500		1,121	0.4
Maryland	35	94	859,000		4,110	1.4
Massachusetts	81	98	770,600		4,066	1.4
Michigan	163	98	1,689,000		6,363	2.2
Minnesota	158	99	1,951,100		9,941	3.5
Mississippi	134	94	1,623,600		4,541	1.6
Missouri	140	98	2,851,300		8,800	3.1
Montana	11	100	87,000		466	0.2
Nebraska	38	100	806,500		2,257	0.8
Nevada	22	100	413,000		1,309	0.5
New Hampshire	19	100	315,800		1,547	0.5
New Jersey	71	99	834,400		4,744	1.7
New Mexico	31	100	348,500		862	0.3
New York	94	100	2,505,000		12,629	4.4
North Carolina	173	98	2,258,100		7,842	2.8
North Dakota	7	86	118,300		251	0.1
Ohio	246	99	6,242,100		14,936	5.2
Oklahoma	133	99	1,651,700		4,624	1.6
Oregon	28	100	593,300		2,410	0.8
Pennsylvania	148	99	1,855,000		7,550	2.6
Rhode Island	4	100	161,600		811	0.3
South Carolina	157	99	1,419,200		5,935	2.1
South Dakota	14	100	188,800		411	0.1
Tennessee	225	97	3,195,100		8,815	3.1
Texas	490	99	9,206,000		27,657	9.7
Utah	22	100	970,600		2,270	0.8
Vermont	5	100	98,000		486	0.2
Virginia	169	98	3,118,800		8,021	2.8
Washington	43	98	733,400		2,824	1.0
West Virginia	15	100	326,300		1,102	0.4
Wisconsin	118	100	2,136,000		6,613	2.3
Wyoming	6	100	54,700		286	0.1
Puerto Rico	4	100	28,300		149	*
Totals\Average	4,980	98%	84,084,300	$	285,456	100.0%

* Less than 0.1%
[1] Includes rental revenue for all properties owned at March 31, 2017. Excludes rental revenue of $365 from sold properties.

Q1 2017 Supplemental Operating & Financial Data 19

Property Type Composition (dollars in thousands) 20 Q1 2017 Supplemental Operating & Financial Data (1) Includes rental revenue for all properties owned at March 31, 2017. Excludes rental revenue of $365 from sold properties. (2) Refer to footnote 2 on page 16 for our definition of investment grade tenants. Number of Properties Approximate Leasable Square Feet Rental Revenue for the Quarter Ended Percentage of Rental Revenue for the Quarter Ended Percentage of Annualized Revenue from Investment Grade Tenants Property Type March 31, 2017 (1) March 31, 2017 (2) Retail 4,810 55,863,700 $ 226,963 79.5% 37.2 % Industrial 111 24,632,900 36,921 12.9 79.6 Office 44 3,403,200 15,061 5.3 90.9 Agriculture 15 184,500 6,511 2.3 - Totals 4,980 84,084,300 $ 285,456 100.0 % Retail 79.5% Industrial 12.9% Office 5.3% Agriculture 2.3%

Same Store Rental Revenue (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

First Quarter 2017

Same Store Rental Revenue

Number of Properties	4,322
Square Footage	73,793,238
Q1 2017	$250,241
Q1 2016	$246,190
Increase (in dollars)	$4,051
Increase (percent)	1.6%

Top 3 Industries Contributing to the Change

Industry	Quarter ended March 31, 2017	Quarter ended March 31, 2016	Net Change	% Change by Industry
Motor Vehicle Dealerships	$ 5,321	$ 4,124	$ 1,197	29.0%
Sporting Goods	3,165	2,687	478	17.8%
Child Care	5,395	4,939	456	9.2%

Same Store Rental Revenue by Property Type

Property Type	Quarter ended March 31, 2017	Quarter ended March 31, 2016	Net Change	% Change by Property Type	Contribution by Property Type
Retail	$ 197,492	$ 194,109	$ 3,383	1.7%	83.5%
Industrial	32,857	32,341	516	1.6%	12.7%
Office	14,485	14,400	85	0.6%	2.1%
Agriculture	5,407	5,340	67	1.3%	1.7%
Total	**$ 250,241**	**$ 246,190**	**$ 4,051**	**1.6%**	**100%**

Same Store Pool Defined

For purposes of determining the properties used to calculate our same store rental revenue pool, we include all properties that we owned for the entire year-to-date period, for both the current and prior year except for properties during the current or prior year that were:

(i) vacant at any time,
(ii) under development or redevelopment, or
(iii) involved in eminent domain and rent was reduced.

Rental revenue amounts presented in our same store rent calculation exclude straight-line rent and the amortization of above and below-market leases.

Q1 2017 Supplemental Operating & Financial Data 21

Occupancy

REALTY INCOME
The Monthly Dividend Company®

By Property

Occupied Properties	4,897
Total Properties	4,980
Occupancy	98.3%

By Square Footage

Occupied Square Footage	83,244,306
Total Square Footage	84,084,287
Occupancy	99.0%

By Rental Revenue (Economic Occupancy)

Quarterly Rental Revenue	$	278,200,923
Quarterly Vacant Rental Revenue	$	2,781,441[1]
Occupancy		99.0%

[1] Based on contractual monthly rents received immediately preceding the date of vacancy.

Change in Occupancy

Vacant Properties at 12/31/16		84
Expiration Activity [1]	+	60
Leasing Activity [2]	-	49
Vacant Property Sales Activity [3]	-	12
Vacant Properties at 3/31/17		83

[1] Includes scheduled and unscheduled expirations (including leases rejected in bankruptcy), as well as future expirations resolved in the current quarter.

[2] Includes 46 expirations that were re-leased to the same tenants without vacancy and three that were re-leased to a new tenant after a period of vacancy. See page 23 for additional detail on re-leasing activity.

[3] Includes eight properties that were vacant at the beginning of the quarter.

Occupancy by Number of Properties


99.0%
98.0%
97.0%
96.0%
95.0%
94.0%
93.0%
92.0%
91.0%
90.0%
98.0%
98.2%
98.3%
98.4%
97.8%
98.0%
98.3%
98.3%
98.3%
Q1 2015
Q2 2015
Q3 2015
Q4 2015
Q1 2016
Q2 2016
Q3 2016
Q4 2016
Q1 2017

Q1 2017 Supplemental Operating & Financial Data
22

Allocation Based on Number of Leases Leasing Activity (dollars in thousands) 23 Q1 2017 Supplemental Operating & Financial Data Q1 2017 Re-leased to New Tenant Re-leased to Without After a Period Re-leasing Totals Same Tenant Vacancy of Vacancy Prior Cash Rents $ 7,165 $ - $ 565 $ 7,730 New Cash Rents* $ 7,756 $ - $ 251 $ 8,007 Recapture Rate 108.2% - % 44.4% 103.6 % Number of Leases 46 - 3 49 Average Months Vacant - - 16.8 1.0 Additional Invested Capital $ 2,480 $ - $ 178 $ 2,658 Incremental Yield(1) 11.2% - % 0.0% 10.5% *Percentage of Total Annualized Portfolio Rental Revenue: 0.7% (1) Incremental yield reflects the yield generated by capital commitments made at the time of re-lease, and is calculated as the incremental cash rents divided by additional invested capital. Incremental cash rents are calculated by subtracting prior rents, or management’s estimate of rents to be paid for unimproved space, from the contractual cash rents for the first twelve months following rent commencement. 94% 6% Same Tenant New Tenant

Expirations (dollars in thousands)

REALTY INCOME
The Monthly Dividend Company®

Our leased, single-tenant properties have a weighted average remaining lease term of 9.7 years.

Total Portfolio [1]					
	Expiring Leases		Approx. Leasable	Rental	% of Rental
Year	Retail	Non-Retail	Sq. Feet	Revenue [2]	Revenue
2017	105	2	1,382,000	$ 3,144	1.1%
2018	278	8	3,531,700	10,464	3.7
2019	263	10	3,910,200	13,562	4.8
2020	210	11	4,461,700	13,399	4.8
2021	294	12	5,319,900	15,133	5.4
2022	303	17	8,028,800	17,755	6.3
2023	382	20	6,721,500	23,151	8.2
2024	199	12	4,463,300	12,621	4.5
2025	326	14	5,273,400	21,246	7.6
2026	317	5	4,451,500	15,785	5.6
2027	525	4	5,909,000	20,122	7.2
2028	290	7	6,362,800	17,041	6.1
2029	400	5	6,986,800	20,843	7.4
2030	80	13	2,439,100	14,430	5.1
2031	272	25	5,237,500	24,621	8.8
2032-2043	460	4	7,592,800	37,823	13.4
Totals	4,704	169	82,072,000	$ 281,140	100%

* Less than 0.1%

[1] This table sets forth the timing of remaining lease term expirations on our 4,873 net leased, single-tenant properties as of March 31, 2017 and their contribution to rental revenue for the quarter ended March 31, 2017. Excludes 24 multi-tenant properties and 83 vacant properties. The lease expirations for properties under construction are based on the estimated completion date of those properties.

[2] Excludes revenue of $4,316 from 24 multi-tenant properties and from 83 vacant properties at March 31, 2017, and $365 from sold properties.

Q1 2017 Supplemental Operating & Financial Data

24

25 We estimate FFO per share for 2017 of $3.00 to $3.06. We estimate AFFO per share for 2017 of $3.00 to $3.06, an increase of 4.2% to 6.3% over 2016 AFFO per share of $2.88. Summarized below are approximate estimates of the key components of the company’s 2017 earnings guidance: Earnings Guidance Q1 2017 Supplemental Operating & Financial Data Forward-looking statements involve known and unknown risks, which may cause the company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, tenant financial health, the availability of capital to finance planned growth, continued volatility and uncertainty in the credit markets and broader financial markets, property acquisitions and the timing of these acquisitions, charges for property impairments, and the outcome of any legal proceedings to which the company is a party, as described in the company’s filings with the Securities and Exchange Commission. Consequently, forward-looking statements should be regarded solely as reflections of the company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this Supplemental Operating & Financial Data. The company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made. (1) Excludes tenant reimbursement revenue. 2017 Guidance Net income per share $1.19 to $1.25 Real estate depreciation and impairments per share $1.90 Gains on sales of properties per share ($0.09) FFO per share $3.00 to $3.06 AFFO per share $3.00 to $3.06 Same store rent growth 1.0% to 1.2% Occupancy 98% G&A expenses (% of revenues) (1) 5.0% Property expenses (non-reimbursable) (% of revenues) (1) 1.5% to 2.0% Acquisition volume $1.0 billion Disposition volume $75 to $100 million

Analyst Coverage

REALTY INCOME
The Monthly Dividend Company®

Equity Research

Baird	RJ Milligan	rjmilligan@rwbaird.com	(813) 273-8252
	William Harman	wharman@rwbaird.com	(414) 298-2337
Bank of America Merrill Lynch	Joshua Dennerlein	joshua.dennerlein@baml.com	(646) 855-1681
BTIG	Michael Gorman	mgorman@btig.com	(212) 738-6138
	James Sullivan	jsullivan@btig.com	(212) 738-6139
Capital One	Chris Lucas	christopher.lucas@capitalone.com	(571) 633-8151
	Vineet Khanna	vineet.khanna@capitalone.com	(571) 835-7013
Citigroup	Michael Bilerman	michael.bilerman@citi.com	(212) 816-1383
	Nicholas Joseph	nicholas.joseph@citi.com	(212) 816-1909
	John Ellwanger	john.ellwanger@citi.com	(212) 816-5871
D.A. Davidson	Barry Oxford	boxford@dadco.com	(212) 240-9871
	James O. Lykins	jlykins@dadco.com	(212) 576-1845
Edward Jones	Roy Shepard	royal.shepard@edwardjones.com	(314) 515-3510
Goldman Sachs	Andrew Rosivach	andrew.rosivach@gs.com	(212) 902-2796
	Caitlin Burrows	caitlin.burrows@gs.com	(212) 902-4736
	Jeffrey Pehl	jeffrey.pehl@gs.com	(212) 357-4474
Green Street	Michael Knott	mknott@greenstreetadvisors.com	(949) 640-8780
	Tyler Grant	tgrant@greenstreetadvisors.com	(949) 640-8780
Janney Montgomery Scott	Robert Stevenson	robstevenson@janney.com	(646) 840-3217
	Venkat Kommineni	vkommineni@janney.com	(646) 840-3219
	Hersh Shintre	hshintre@janney.com	(646) 840-3201
J.P. Morgan	Anthony Paolone	anthony.paolone@jpmorgan.com	(212) 622-6682
	Gene Nusinzon	gene.nusinzon@jpmorgan.com	(212) 622-1041
Ladenburg Thalmann	Daniel Donlan	ddonlan@ladenburg.com	(212) 409-2056
	John Massocca	jmassocca@ladenburg.com	(212) 409-2543
Mitsubishi UFJ Securities (USA), Inc.	Karin Ford	kford@us.sc.mufg.jp	(212) 405-7349
Mizuho Securities USA, Inc.	Haendel St. Juste	haendel.st.juste@us.mizuho-sc.com	(212) 205-7860
	Jieren Huang	jieren.huang@us.mizuho-sc.com	(212) 205-7862
Morgan Stanley	Vikram Malhotra	vikram.malhotra@morganstanley.com	(212) 761-7064
	Landon Park	landon.park@morganstanley.com	(212) 761-6368
Morningstar	Edward Mui	edward.mui@morningstar.com	(312) 348-2379
Oppenheimer	Steve Manaker	stephen.manaker@opco.com	(212) 667-5950
	Amit Nihalani	amit.nihalani@opco.com	(212) 667-8204
Raymond James	Collin Mings	collin.mings@raymondjames.com	(727) 567-2585
	Paul Puryear	paul.puryear@raymondjames.com	(727) 567-2253
	Daniel Mannix	daniel.mannix@raymondjames.com	(727) 567-2619
RBC Capital Markets	Michael Carroll	michael.carroll@rbccm.com	(440) 715-2649
Stifel	Simon Yarmak	yarmaks@stifel.com	(443) 224-1345
	Alexander Fraser	frasera@stifle.com	(443) 224-1264
UBS	Nick Yulico	nick.yulico@ubs.com	(212) 713-3402
	Frank Lee	frank-a.lee@ubs.com	(415) 352-5679
Wells Fargo	Todd Stender	todd.stender@wellsfargo.com	(562) 637-1371
	Philip DeFelice	philip.defelice@wellsfargo.com	(443) 263-6442
	Jason Belcher	jason.belcher@wellsfargo.com	(443) 462-7354
Wunderlich	Craig Kucera	ckucera@wundernet.com	(540) 277-3366

Realty Income Corporation is covered by the analysts at the firms listed above. This list may not be complete and is subject to change. Please note that any opinions, estimates or forecasts regarding Realty Income Corporation's performance made by these analysts are theirs alone and do not represent opinions, estimates or forecasts of Realty Income Corporation or its management. Realty Income Corporation does not by its reference above or distribution imply, and expressly disclaims, any endorsement of or concurrence with any information, estimates, forecasts, opinions, conclusions or recommendations provided by analysts.

Q1 2017 Supplemental Operating & Financial Data

26